Exhibit 4.10

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT THE TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

MIROMATRIX MEDICAL INC.

WARRANT TO PURCHASE
SHARES OF COMMON STOCK

Minneapolis, Minnesota

[   ]

This certifies that, for good and valuable consideration, Randy L. Hines ("Hines"), or his registered assigns, is entitled to subscribe for and purchase from Miromatrix Medical Inc., a Delaware corporation (the "Company"), at any time from [   ] until [   ] p.m. Minneapolis, Minnesota time, on [   ], up to an aggregate of [   ] fully paid and nonassessable shares of Common Stock of the Company (the "Warrant Shares") at the price of Two Dollars and Fifty Cents [   ] per share (the "Warrant Exercise Price"), subject to adjustment as specified herein. Hines and any of his transferees or assigns are referred to as the "Holder."

This Warrant is subject to the following provisions, terms and conditions:

1.            Exercise. Subject to Section 7 of this Warrant, the rights represented by this Warrant may be exercised by the Holder, in whole or in part, by written notice of exercise (in the form attached hereto) delivered to the Company at the principal office of the Company and accompanied or preceded by the surrender of this Warrant (properly endorsed if required) and payment by certified check or bank draft (except as provided in Section 8) to it of the Warrant Exercise Price.

2.            Exchange and Replacement. Subject to Section 7 hereof, this Warrant is exchangeable upon the surrender hereof by the Holder to the Company at its office for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of Warrant Shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of Warrant Shares (not to exceed the aggregate total number purchasable hereunder) as shall be designated by the Holder at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, the Company shall issue a replacement Warrant to the Holder. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement. The Company shall pay all expenses, taxes (other than. securities transfer taxes), and other charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section  2.

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3.	Issuance of Shares.

(a)            The Company agrees that the Warrant Shares so purchased shall be and are deemed to be issued as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such Warrant Shares as aforesaid. Subject to the provisions of the next subsection, certificates for the Warrant Shares so purchased shall be d livered to the Holder within a reasonable time, not exceeding 15 days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of Warrant Shares, if any, with respect to which this Warrant has not been exercised shall also be delivered to the Holder within such time.

(b)            Notwithstanding the foregoing, however, the Company_ shall not be required to deliver any certificates for the Warrant Shares upon exercise of this Warrant except in accordance with (i) an opinion of counsel reasonably acceptable to it to the effect that an exemption from the applicable securities registration requirements is available or (ii) registrations under applicable securities laws. Nothing herein, however, shall obligate the Company to effect registrations under federal or state securities laws. The Holder agrees to execute such documents and make such representations, warranties and agreements as may be reasonably required solely to comply with the exemptions relied upon by the Company, or the registrations made, for issuance of the Warrant Shares.

4.            Covenants of the Company. The Company covenants and agrees that all Warrant Shares that may be issued upon the exercise of this Warrant will, upon issuance, be duly authorized and issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that until expiration of this Warrant, the Company will at all times have authorized, and reserved for the purpose of issuance or transfer upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

5.	Warrant Adjustments.

(a)            The Warrant Exercise Price shall be subject to adjustment from time to time as hereinafter provided in Section 5(b). Upon each adjustment of the Warrant Exercise Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Warrant Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Warrant Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Exercise Price resulting from such adjustment.

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(b)            If the Company subdivides the outstanding shares of Common Stock into a greater number of shares (whether pursuant to a stock split, stock dividend or otherwise), the Warrant Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Warrant Exercise Price immediately prior to such combination shall be proportionately increased.

(c)            If any capital reorganization or reclassification of the equity of the Company, or consolidation or merger of the Company with another entity, or the sale of all or substantially all of its assets to another entity shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive shares of stock, securities or assets ("Substituted Property'') with respect to or in exchange for shares of Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the Holder shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such Substituted Property as would have been issued or delivered to the Holder if he had exercised this Warrant and had received upon exercise of this Warrant the shares of Common Stock prior to such reorganization, reclassification, consolidation, merger or sale. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor entity (if other than the Company) resulting from such consolidation or merger or the entity purchasing such assets shall assumed by written instrument executed and mailed to the Holder at the last address of the Holder appearing on the books of the Company, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase.

(d)            Upon any adjustment of the Warrant Exercise Price, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the. registered Holder of this Warrant at the address of such Holder as shown on the books of the Company, which notice shall state the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of Warrant Shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

6.            Voting Rights. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder in the Company.

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7.            Investment Representations of Holder: Restrictions on Exercise and Transfer. The Holder of this Warrant, by acceptance hereof, represents and warrants that

(a)            that neither this Warrant nor the Warrant Shares have been registered under the Securities Act of 1933 (the "Securities Act") or any state securities laws by reason of its and their contemplated issuance in transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and applicable state securities laws, and that the reliance of the Company and others upon such exemptions is predicated in part upon this representation;

(b)            that the Company will not accept the exercise of this Warrant or issue certificates for Warrant Shares without (i) registration under the Securities Act and any applicable ·state securities laws or (ii) an exemption from the requirements of the Securities Act and applicable state securities laws, the applicability of which may be conditioned on receipt of representations and agreements of the Holder as requested by the Company and a legal opinion from legal counsel for the Company;

(c)            that the Company at a future date may file a registration or offering statement (the "Registration Statement") with the Securities and Exchange Commission to facilitate a public offering of its securities, and the Holder agrees, for the benefit of the Company, that should such an initial public offering be made and should the managing underwriter of such offering require, the undersigned will not, without the prior written consent of the Company and such underwriter, during the "Lockup Period" as defined herein: (i) sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of any of the Warrant Shares beneficially held by the undersigned during the Lockup Period; (ii) sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of any options, rights or warrants to purchase any of the Warrant Shares beneficially held by the undersigned during the Lockup Period; or (iii) sell or grant, or agree to sell or grant, options, rights or warrants with respect to any of the Warrant Shares. The foregoing does not prohibit gifts to donees or transfers by will or the laws of descent to heirs or beneficiaries, but these donees, heirs and beneficiaries will be bound by the restrictions set forth in the paragraph. The term "Lockup Period" means the lesser of (x) 180 days and (y) the period during which Company officers, directors and, and shareholders holding 5% or more of the Company's Common Stock are restricted by the managing underwriter from effecting any sales or transfers of the Company's securities. The provisions of this Section  7(c) shall apply only in the event that all of the persons specified in subsection (y), above, agree to be restricted in the same manner as Holder. The Lockup Period will commence on the effective date of the Registration Statement or such earlier date that the other Lockups begin;

(d)            that neither this Warrant nor the Warrant Shares may be sold, pledged, assigned or otherwise transferred (whether voluntarily or involuntarily) without (i) registration under the Securities Act and any applicable state securities laws or (ii) an exemption from the requirements of the Securities Act and applicable state securities laws, the applicability of which shall be demonstrated by representations and agreements of the Holder as requested by the Company and a legal opinion from legal counsel for the Holder reasonably acceptable to, and concurred in by, the Company and its legal counsel except that within one year of the original issuance of this Warrant, Oak Ridge may transfer the Warrant to persons who are owners, officers or employees of Oak Ridge who are accredited investors within the meaning of Rule  501 of Regulation D or licensed securities professionals who are sophisticated, experienced investors, provided such transfer is in compliance with applicable securities laws; and

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(e)            that this Warrant (or any part thereof) and any Warrant Shares may be stamped with appropriate legends setting forth the restrictions contained in this Section  7.

8.	Net Exercise Rights.

(a)             In addition to and without limiting the rights of the Holder of this Warrant with respect to other terms of this Warrant, the Holder of this Warrant shall have the right (the "Conversion Right") to convert this Warrant or any portion thereof into Warrant Shares at any time or from time to time prior to its expiration, subject to the restrictions set forth in Sections 3 (Issuance of Shares) and 7 (Investment Representations of Holder: Restriction on Exercise and Transfer) hereof. Upon exercise of the Conversion Right with respect to a particular number of Warrant Shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the Holder of this Warrant, without payment by the Holder of the Warrant Exercise Price in cash, that number of Converted Warrant Shares equal to the quotient obtained by dividing the Net Value (as hereinafter defined) of the Converted Warrant Shares by the fair market value (as defined in paragraph (c) below) of a single Warrant Share, determined in each case as of the close of business on the Conversion Date (as hereinafter defined). The "Net Value" of the Converted Warrant Shares shall be determined by subtracting the aggregate warrant purchase price of the Converted Warrant Shares from the aggregate fair market value of the Converted Warrant Shares. Notwithstanding anything in this section to the contrary, the Conversion Right cannot be exercised with respect to a number of Converted Warrant Shares having a Net Value below $100. No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder of this Warrant an amount in cash equal to the fair market value of the resulting fractional share. Notwithstanding the foregoing, the number of shares of Common Stock issuable upon exercise of the Conversion Right shall not exceed the number of Warrant Shares purchasable hereunder (as such number may be adjusted in accordance with the terms hereof).

(b)            The Conversion Right may be exercised by the Holder of this Warrant by the surrender of this Warrant at the principal office of the Company together with a notice in the form attached hereto, specifying that the Holder thereby intends to exercise the Conversion Right and indicating the number of Warrant Shares subject to this Warrant which are being surrendered (referred to in paragraph (a) above as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"), but not later than the expiration date of this Warrant. Certificates for the net number of Converted Warrant Shares issuable upon exercise of the Conversion Right, together with a check in payment of any fractional share and, in the case of a partial exercise, a new Warrant evidencing the Warrant Shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the Holder of this Warrant within 15 days following the Conversion Date.

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(c)          For purposes of this Section 8, the "fair market value" of a Warrant Share as of a particular Conversion Date shall be its "market price" calculated as follows:

(i)            if the capital stock into which the Warrant is exercisable is traded on an exchange, including the NASDAQ Global Market or NASDAQ Capital Market; then the average closing or last sale prices, respectively, reported for the 10 business days immediately preceding the Conversion Date, or

(ii)           if the capital stock into which the Warrant is exercisable is not traded on an exchange, including the NASDAQ Global Market or NASDAQ Capital Market, but is traded on the OTC Bulletin Board or other over-the-counter market, then the average closing bid and asked prices reported for the 10 business days immediately preceding the Conversion Date, or

(iii)          if the capital stock into which the Warrant is exercisable is not traded on an exchange or another over-the-counter market, then the price per share established by the Board of Directors of the Company.

9.            Transfers. This Warrant shall be transferable only on the books of the Company by the Holder in person, or by duly authorized attorney, on surrender of the Warrant, properly assigned.

10.	Miscellaneous.

(a)            This Warrant and the terms hereof may be amended, changed, waived, discharged or terminated only by an instrument in writing signed by the Holders of Warrants. constituting a majority of Warrant Shares subject to outstanding Warrants. Notice of any such amendment shall not be binding upon any Holder until the Company delivers notice thereof to such Holder.

(b)            This Warrant shall be governed by and construed under the laws of the State of Minnesota as applied to agreements among Minnesota residents entered into and to be performed entirely within Minnesota.

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(c)            Any notice under this Warrant shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated below:

If to the Company:

Miromatrix Medical Inc.
18683 Bearpath Trail
Eden Prairie, MN 55347
Attention: President

If to Hines:

Randy L. Hines
1439 Roselawn Ave. W.
Roseville, MN 55113

or at such other address as such party may designate by 10 days' advance written notice to the other party.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer and to be dated as of the date set forth above.

Miromatrix Medical Inc.

By:
Name:	Robert Cohen
Title:	Chief Executive Officer

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NOTICE OF EXERCISE OF WARRANT

To Be Executed by the Registered Holder in Order to Exercise the Warrant

The undersigned hereby irrevocably elects to exercise the attached Warrant to purchase for cash                       of the shares of Common Stock issuable upon the exercise of such Warrant, and requests that a certificate for such shares (together with a new Warrant to purchase the number of shares, if any, with respect to which this Warrant is not exercised) be issued in the name of:

(Print Name)

Social Security or Tax ID Number

Address:

Date:
Signature

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NET CASHLESS EXERCISE FORM

(To Be Executed upon Exercise of Warrant pursuant to Section 8)

The undersigned hereby irrevocably elects a net cashless exercise of the right of purchase represented by the within Warrant with respect to                    Converted Warrant Shares, as provided for in Section 8 therein, and requests that a certificate for such shares (together with a new Warrant to purchase the number of shares, if any, with respect to which this Warrant is not exercised) be issued in the name of and cash for any fractional share be paid to:

(Print Name)

Social Security or Tax ID Number

Address:

Date:
Signature

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